Amicus Therapeutics Announces Executive Team Updates Daphne Quimi Promoted to Chief Financial Officer David Clark Joins as Chief People Officer Ellen Rosenberg Promoted to Chief Legal Officer CRANBURY, NJ, December 19, 2018 – Amicus Therapeutics (Nasdaq: FOLD), a global biotechnology company focused on discovering, developing and delivering novel medicines for rare metabolic diseases, today announced that Daphne Quimi will be promoted to Chief Financial Officer, effective Jan 1, 2019. She succeeds Chip Baird who will leave Amicus to pursue other career opportunities in the first quarter of next year. Ms. Quimi has been on the finance senior leadership team at Amicus for 11 years, having served as the Corporate Controller and most recently as Senior Vice President, Finance and Administration. She will report to John F. Crowley, Chairman and Chief Executive Officer. Mr. Crowley stated, “Amicus has never been in a stronger financial position, thanks to the leadership of Chip, Daphne and our extraordinary global finance team. We have become a truly worldwide company now with operations in more than 27 countries and world class financial reporting, controls and accounting systems. Our balance sheet has never been more sound. Daphne has been instrumental in building this global finance organization during her tenure at Amicus. Her extensive executive experience will help lead us through the next chapter of our growth and toward our vision to become one of the world’s leading biotechnology companies focused on rare diseases. I am confident that the hand-off from Chip to Daphne will be smooth. I will remain forever grateful to Chip for his extraordinary leadership and passion for patients and wish him well in his future endeavors. He leaves Amicus in a very strong position.” Ms. Quimi stated, “I am proud to have been a part of the Finance team as we have transitioned to a public company and now into a global commercial company. I look forward to taking on the responsibilities of Chief Financial Officer as we continue to execute the Galafold launch, move our Pompe program into Phase 3, and advance our gene therapy pipeline.” Ms. Quimi joined Amicus in September 2007 and brings deep experience in various aspects of finance and administration. Prior to Amicus, Ms. Quimi served as Director of Finance at Bristol-Myers Squibb. She also held roles of increasing responsibility in finance at Johnson & Johnson. Mr. Baird stated, “We have accomplished a great deal at Amicus over the last seven years. Working with John and the rest of the leadership team, we have transformed Amicus from a US-based R&D company to a global commercial company with one of the strongest pipelines in rare disease. With a very strong balance sheet, a growing commercial business in Galafold, and a capable finance leader like Daphne, Amicus is well-positioned to deliver on the next phase of its patient-focused mission.” Additional Organizational Updates and Promotions • David Clark Appointed Chief People Officer: David Clark has joined Amicus as the first Chief People Officer, reporting to Mr. Crowley. Mr. Clark has been a leader in human resources and talent development for more than two decades. Before joining Amicus, Mr. Clark spent two years as Vice President of Global Human Resources at Alibaba Group in Hangzhou, China. Previously, he spent eight years at American Express, where he was Senior Vice President of HR and Chief

Learning Officer. Before that, Mr. Clark was a Commissioned Officer on the White House senior staff, responsible for the recruitment and development of the 4,000 most senior leaders in the U.S. government. • Ellen Rosenberg Promoted to Chief Legal Officer: Ellen Rosenberg joined Amicus in February of 2016 as General Counsel and Corporate Secretary, reporting to Mr. Crowley. She has overseen the build out of the global legal team to support commercialization, business development and real estate transactions and provides valuable strategic counsel to senior management and the Amicus Board of Directors. • Andrew E. Mulberg, MD, FAAP, CPI Promoted from VP to SVP, Global Regulatory Affairs: Dr. Mulberg, the former Deputy Director of the FDA Division of Gastroenterology and Inborn Errors Products, reports to Jay Barth, MD, Chief Medical Officer. Since joining Amicus in July 2016, he has been responsible for directing global regulatory activities for all Amicus programs to bring multiple therapies to patients with rare and devastating diseases. • Anthony Sileno, MS, Promoted from VP to SVP, Clinical Operations and Translational Sciences: Mr. Sileno has more than 30 years of experience in drug development. He joined Amicus in February 2016 from NPS Pharmaceutical Company (acquired by Shire) and reports to Dr. Barth. He provides the leadership and strategic direction required for the successful execution of all operational aspects of clinical trials, translational sciences and management of toxicology studies within Amicus. Mr. Crowley continued, “I am pleased to welcome David to Amicus as our first-ever Chief People Officer. He will be a tremendous asset to our organization as we continue to grow our global team while affirming our patient-dedicated culture. I would also like to congratulate Ellen, Andrew and Anthony on their promotions. All of them are exceptional leaders and provide expertise that add significant value within their respective functions and throughout the Company.” About Amicus Therapeutics Amicus Therapeutics (Nasdaq: FOLD) is a global, patient-dedicated biotechnology company focused on discovering, developing and delivering novel high-quality medicines for people living with rare metabolic diseases. With extraordinary patient focus, Amicus Therapeutics is committed to advancing and expanding a robust pipeline of cutting-edge, first- or best-in-class medicines for rare metabolic diseases. For more information please visit the company’s website at www.amicusrx.com, and follow us on Twitter and LinkedIn. Forward-Looking Statements This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2017 as well as our Quarterly Report on Form 10-Q for the quarter September 30, 2018 filed November 6, 2018 with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof. CONTACTS: Investors/Media: Amicus Therapeutics Sara Pellegrino, IRC Vice President, Investor Relations & Corporate Communications

spellegrino@amicusrx.com (609) 662-5044 Media: Pure Communications Jennifer Paganelli jpaganelli@purecommunications.com (347) 658-8290 FOLD–G